Exhibit 10.1

FIRST Amendment

to

SECOND AMENDED AND RESTATED Loan and security agreement

This First Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 25th day of March, 2016, by and between (a)  SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), and (b) (i) MATTERSIGHT CORPORATION, a Delaware corporation (“Mattersight Corporation”), (ii) MATTERSIGHT EUROPE HOLDING CORPORATION, a Delaware corporation (“Mattersight Europe”), and (iii) MATTERSIGHT INTERNATIONAL HOLDING, INC., an Illinois corporation (“Mattersight International”; and together with Mattersight Corporation and Mattersight Europe, jointly and severally, individually and collectively, “Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 10, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, (ii) revise the financial covenants, (iii) provide for the Term Loan 2016, as described below, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.2 (Term Loan 2016).  The following new Section 2.1.2 shall be inserted immediately following Section 2.1.1 thereof:

“2.1.2Term Loan 2016.

(a)Availability.  Bank shall make one (1) term loan available to Borrower on the First Amendment Effective Date, in an amount equal to Six Million Dollars ($6,000,000), subject to the satisfaction of the terms and conditions of this Agreement.

(b)Repayment.  Borrower shall make monthly payments of interest with respect to the Term Loan 2016 commencing on the first day of the month following the month in which the Funding Date occurs, and thereafter on the first day of each successive calendar month until the Term Loan 2016 is paid in full.  Borrower shall repay the principal amount of the Term Loan 2016 in thirty-six (36) equal installments of principal, based on a thirty-six (36) month amortization schedule (each payment of principal and/or interest being a “Term Loan 2016 Payment”) commencing on the first day of the month that is twelve (12) months after the Funding Date of the Term Loan 2016 and thereafter on the first day of each successive calendar month.  Borrower’s final Term Loan 2016 Payment, due on the Term Loan 2016 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2016.  Once repaid, the Term Loan 2016 may not be reborrowed.

(c)Prepayment.  The Borrower may prepay all or any portion, of the Term Loan 2016 prior to the Term Loan 2016 Maturity Date, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  Such prepayments shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000) and increments of Five Hundred Thousand ($500,000) in excess thereof (or, if less, the then-remaining outstanding principal amount of the Term Loan 2016).  If any such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) one percent (1.00%) of the principal amount of the Term Loan 2016 so prepaid on or prior to the first anniversary of the First Amendment Effective Date; (ii) one-half of one percent (0.50%) of the principal amount of the Term Loan 2016 so prepaid after the first anniversary of the First Amendment Effective Date, but on or before the second anniversary of the First Amendment Effective Date; and (iii) zero percent (0.00%) of the principal amount of the Term Loan 2016 so prepaid after the second anniversary of the First Amendment Effective Date; provided that no prepayment premium shall be charged if the Term Loan 2016 is replaced with a new facility from Bank.

(d)Use of Proceeds.   Proceeds of the Term Loan 2016 will be utilized by Borrower as working capital, to fund its general business requirements and not for personal, family, household or agricultural purposes.”

2.2Section 2.3(a) (Interest Rate).  Section 2.3(a) is amended in its entirety and replaced with the following:

“(a)Interest Rate.

(i)Revolving Line.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percent (1.25%), which interest shall be payable monthly in accordance with Section 2.3(f) below.

(ii)Term Loan 2016.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2016 shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-half percent (1.50%), which interest shall be payable monthly.”

2.3Section 2.4 (b) and Section 2.4(c) (Termination Fee).  Section 2.4(b) and Section 2.4(c) are each amended in their entirety and replaced with the following:

“(b)[Reserved];

(c)Termination Fee.  Upon termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to (i) one percent (1.00%) of the Revolving Line (i.e. One Hundred Fifty Thousand Dollars ($150,000.00)) if such termination occurs on or prior to the first anniversary of the First Amendment Effective Date; or (ii) one-quarter of one percent (0.25%) of the Revolving Line (i.e. Thirty Seven Thousand Five Hundred Dollars ($37,500.00)) if such termination occurs at any time after the first anniversary of the First Amendment Effective Date but prior to the Revolving Line Maturity Date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;”

2.4Section 6.7 (Financial Covenants).  Section 6.7 is amended in its entirety and replaced with the following:

“6.7Financial Covenants.

Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a)Free Cash Flow.  Achieve Free Cash Flow (negative Free Cash Flow), measured quarterly, on a trailing three month basis, of not less than (no worse than) the following for the quarterly compliance periods indicated below:

Quarterly Period Ending	Minimum Adjusted Free Cash Flow (negative Free Cash Flow no worse than)
March 31, 2016	($4,300,000)
June 30, 2016	($5,200,000)
September 30, 2016	($3,350,000)
December 31, 2016	($1,350,000)
March 31, 2017	($2,100,000)
June 30, 2017	($1,550,000)
September 30, 2017	($750,000)
December 31, 2017	$0.00

For the quarterly periods ending March 31, 2018 and thereafter, the quarterly Free Cash Flow requirements shall be determined by Bank, based on the annual projections delivered by Borrower to Bank in accordance with Section 6.2(i); provided, that in any event such quarterly requirements will not be less than $0.00 for any such quarterly period.

(b)Liquidity.  Maintain at all times, to be certified by Borrower as of the last day of each month, the sum of (i) unrestricted cash at Bank plus (ii) the unused Availability Amount, in an amount equal to or greater than Seventeen Million Dollars ($17,000,000).”

2.5Section 8.1 (Payment Default).  Section 8.1 is amended in its entirety and replaced with the following:

“8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2016 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

2.6Section 13 (Definitions).  The following new terms and their respective definitions are hereby inserted in Section 13.1 thereof, each in its applicable alphabetical order:

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, plus (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets or the capital stock of any other Person.

“Free Cash Flow” is, on any date of measurement, is (a) the sum of (i) Net Income, plus (ii) Interest Expense, plus (iii) income tax expense, plus (iv) to the extent deducted from the calculation of Net Income, depreciation and amortization expense, plus (v) non-cash stock compensation expense; minus (b) Capital Expenditures.

“First Amendment” is that certain First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of the First Amendment Effective Date, by and between Bank and Borrower.

“First Amendment Effective Date” is March 25, 2016.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Term Loan 2016” is a loan made by Bank pursuant to the terms of Section 2.1.2 hereof.

“Term Loan 2016 Maturity Date” is March 1, 2020 (i.e. the first day of the month that is forty-eight (48) months after the First Amendment Effective Date).

“Term Loan 2016 Payment” is defined in Section 2.1.2(b).

2.7Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Advance, the Term Loan 2016 or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

“Revolving Line Maturity Date” is March 31, 2018.

2.8Section 13 (Definitions).  The following terms and their respective definition are hereby deleted in their entirety:

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

2.9Exhibit A (Compliance Certificate).  The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower previously delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Updated Perfection Certificate.  In connection with this Amendment, Borrower has delivered to Bank an updated Perfection Certificate (the “Updated Perfection Certificate”).  Bank and Borrower acknowledge and agree that from and after the First Amendment Effective Date, all references in the Loan Agreement or any other Loan Document to the “Perfection Certificate” shall be deemed to mean the Updated Perfection Certificate.

6.No Defenses of Borrower.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; (b) Borrower’s payment of (i) a Revolving Line commitment fee in an amount equal to Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00), (ii) a Term Loan 2016 commitment fee in an amount equal to Sixty Thousand Dollars ($60,000), and (iii) Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment; (c) Bank’s receipt of the updated Perfection Certificate, the updated certificates of insurance and the Bank’s Invoice for Loan Charges, in each case duly authorized and executed (as applicable), and otherwise in form and substance reasonably acceptable to Bank; (d) a legal opinion of Borrower’s counsel dated as of the First Amendment Effective Date, together with the duly executed original signature thereto; and (e) Bank’s receipt of updated Corporate Borrowing Certificates for each Borrower, including the applicable attachments in connection therewith.

10.Anniversary Fee.  Borrower shall pay to Bank an anniversary fee of Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00), which shall be fully earned, non-refundable and due and payable on the first anniversary of the First Amendment Effective Date.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:
MATTERSIGHT CORPORATION
By:	/s/ Sheau-ming K. Ross
Name:	Sheau-ming K. Ross
Title:	CFO
MATTERSIGHT EUROPE HOLDING CORPORATION
By:	/s/ Sheau-ming K. Ross
Name:	Sheau-ming K. Ross
Title:	CFO
MATTERSIGHT INTERNATIONAL HOLDING, INC.
By:	/s/ Sheau-ming K. Ross
Name:	Sheau-ming K. Ross
Title:	CFO
BANK:
SILICON VALLEY BANK
By:	/s/ Brian Powers
Name:	Brian Powers
Title:	VP

Exhibit A to First Amendment

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MATTERSIGHT CORPORATION
MATTERSIGHT EUROPE HOLDING CORPORATION
MATTERSIGHT INTERNATIONAL HOLDING, INC. (jointly and severally, individually and collectively, the “Borrower”)

The undersigned authorized officer of Borrower certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement among Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly consolidating financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual consolidating financial statement (CPA Audited)	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R, A/P Agings, and Deferred Revenue reports	Monthly within 30 days	Yes No
Board-approved Projections	FYE within 30 days	Yes No
Transaction Reports	Monthly within 30 days and with each request for a Credit Extension	Yes No

Financial Covenant	Required	Actual	Complies

Free Cash Flow (tested quarterly)	*	$	Yes No
Liquidity (at all times, certified monthly)	$17,000,000	$	Yes No

*See Section 6.7(a)

The following Intellectual Property not previously disclosed to Bank was registered after the Effective Date (if no registrations, state “None”):

____________________________________________________________________________

The following financial covenant analysis and other financial information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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MATTERSIGHT CORPORATION	BANK USE ONLY

Received by:
By:	authorized signer
Name:	Date:
Title:
Verified:
MATTERSIGHT EUROPE HOLDING CORPORATION	authorized signer
Date:

By:	Compliance Status:	Yes	No
Name:
Title:

MATTERSIGHT INTERNATIONAL HOLDING, INC.

By:
Name:
Title:

Schedule 1 to Compliance Certificate

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Financial Covenant Analysis

Dated:____________________

I.Free Cash Flow (Section 6.7(a))

Required:Achieve Free Cash Flow (negative Free Cash Flow), measured quarterly, on a trailing three month basis, of not less than (no worse than) the following for the quarterly compliance periods indicated below:

Quarterly Period Ending	Minimum Adjusted Free Cash Flow (negative Free Cash Flow no worse than)
March 31, 2016	($4,300,000)
June 30, 2016	($5,200,000)
September 30, 2016	($3,350,000)
December 31, 2016	($1,350,000)
March 31, 2017	($2,100,000)
June 30, 2017	($1,550,000)
September 30, 2017	($750,000)
December 31, 2017	$0.00

For the quarterly periods ending March 31, 2018 and thereafter, the quarterly Free Cash Flow requirements shall be determined by Bank, based on the annual projections delivered by Borrower to Bank in accordance with Section 6.2(i); provided, that in any event such quarterly requirements will not be less than $0.00 for any such quarterly period.

Actual: All amounts measured on a trailing three month basis:

A.	Net Income	$
B.	Interest Expense	$
C.	Income tax expense	$
D.	To the extent deducted from the calculation of Net Income, depreciation and amortization expense	$
E.	Non-cash stock compensation expense	$
F.	EBITDA (the sum of lines A through E)	$
G.	Capital Expenditures	$
H.	FREE CASH FLOW (line F minus line G)	$

Is line H equal to or greater than (loss no worse than) $[__________________]?

No, not in compliance	Yes, in compliance

II.Liquidity (Section 6.7(b))

Required: Maintain at all times, to be certified by Borrower as of the last day of each month, the sum of (i) unrestricted cash at Bank plus (ii) the unused Availability Amount, in an amount equal to or greater than Seventeen Million Dollars ($17,000,000).

Actual:

A.	Unrestricted cash at Bank	$
B.	Unused Availability Amount	$
C.	LIQUIDITY (line A plus line B)	$

Is line C greater than or equal to $17,000,000?

No, not in compliance	Yes, in compliance